Exhibit 10.1

TENTH AMENDMENT TO TERM LOAN AGREEMENT

THIS TENTH AMENDMENT TO TERM LOAN AGREEMENT (this “Agreement”), dated as of August 27, 2025, is entered into among P3 HEALTH GROUP, LLC, a Delaware limited liability company (“Borrower”) (formerly known as FAC MERGER SUB LLC, successor by merger to P3 HEALTH GROUP HOLDINGS, LLC), the Subsidiary Guarantors party hereto, the Lenders party hereto and CRG SERVICING LLC, as administrative agent and collateral agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Term Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent have entered into that certain Term Loan Agreement, dated as of November 19, 2020 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Existing Term Loan Agreement” and the Existing Term Loan Agreement, as so amended by this Agreement, the “Amended Term Loan Agreement”);

WHEREAS, the Obligors have requested that the Lenders and the Agent amend the Existing Term Loan Agreement to provide for certain modifications of the terms thereof; and

WHEREAS, the Lenders and the Agent are willing to amend the Existing Term Loan Agreement subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Existing Term Loan Agreement.

(a)Section 1.01 of the Existing Term Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“First PIK Period” means the period beginning on the Closing Date through and including the earlier to occur of (a) the sixteenth (16th) Payment Date and (b) at the election of the Majority Lenders, the date on which any Default shall have occurred (provided, that, if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default (subject to the election of the Majority Lenders) and the sixteenth (16th) Payment Date).

“Second PIK Period” means the period beginning on the date after the twentieth (20th) Payment Date through and including the earlier to occur of (a) the twenty-seventh (27th) Payment Date and (b) at the election of the Majority Lenders, the date on which any Default shall have occurred (provided, that, if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default (subject to the election of the Majority Lenders) and the twenty-seventh (27th) Payment Date).

(b)Section 1.01 of the Existing Term Loan Agreement is hereby amended by deleting the definitions of “IO Extension Trigger” and “PIK Period” in their entirety.

(c)The definition of “Interest-Only Period” in Section 1.01 of the Existing Term Loan Agreement is hereby amended by replacing the text “(a) if the IO Extension Trigger shall not have occurred, the twelfth (12th) Payment Date and (b) if the IO Extension Trigger shall have occurred, the nineteenth (19th) Payment Date” with the text “the twenty-third (23rd) Payment Date”.

(d)The definition of “Stated Maturity Date” in Section 1.01 of the Existing Term Loan Agreement is hereby amended by replacing the text “twentieth (20th)” with the text “twenty-eighth (28th)”.

(e)Section 3.01(a) of the Existing Term Loan Agreement is hereby amended by replacing the text “an amount calculated by dividing (i) the sum of the aggregate principal amount of the Loans outstanding on the first day following the end of the Interest Only Period, by (ii) the number of Payment Dates remaining prior to and including the Stated Maturity Date” with the text “five million Dollars ($5,000,000)”.

(f)Section 3.02(a) of the Existing Term Loan Agreement is hereby amended by replacing the text “twelve percent (12%)” with the text “(i) on or prior to the twentieth (20th) Payment Date, twelve percent (12.00%) and (ii) thereafter, fifteen percent (15.00%)”.

(g)Section 3.02(d) of the Existing Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

(d) Paid In-Kind Interest.

(i) Notwithstanding Section 3.02(a), at any time during the First PIK Period, Borrower may elect to pay interest on the outstanding principal amount of the Loans as follows: (i) eight percent (8.00%) per annum interest payable in cash and (ii) four percent (4.00%) per annum interest payable as compounded interest, added to the aggregate principal amount of the Loans for all purposes under this Agreement (the amount of any such compounded interest being a “PIK Loan”), including, without limitation, for purposes of calculating any Prepayment Premium or Acceleration Premium. The principal amount of each PIK Loan under this Section 3.02(d)(i) shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans. For purposes of clarification, Borrower may only elect to pay interest as provided in this Section 3.02(d)(i) for Interest Periods that are entirely within the First PIK Period (such that interest for the entirety of any Interest Period in which a Default has occurred and is continuing for which the Majority Lenders have elected to end the First PIK Period must be paid in cash in accordance with Section 3.02(a)).

(ii) Notwithstanding Section 3.02(a), at any time during the Second PIK Period, Borrower may elect to pay interest on the outstanding principal amount of the Loans as follows: (i) twelve percent (12.00%) per annum interest payable in cash and (ii) three percent (3.00%) per annum interest payable as a PIK Loan, including, without limitation, for purposes of calculating any Prepayment Premium or Acceleration Premium. The principal amount of each PIK Loan under this Section 3.02(d)(ii) shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans. For purposes of clarification, Borrower may only elect to pay interest as provided in this Section 3.02(d)(ii) for Interest Periods that are entirely within the Second PIK Period (such that interest for the entirety of any Interest Period in which a Default has occurred and is continuing for which the Majority Lenders have elected to end the Second PIK Period must be paid in cash in accordance with Section 3.02(a)).

(h) Section 6.03(b)(i) of the Existing Term Loan Agreement is hereby amended by replacing the text “PIK Period” with the text “First PIK Period or the Second PIK Period, as applicable”.

(i) Section 8.15 of the Existing Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

8.15 Board Observation Rights. Borrower shall cause Holdings to, concurrently with delivery to Holdings’ Board, give a designated representative of the Lenders (who may change from time to time at the sole discretion of Administrative Agent) (the “Representative”) copies of all notices, minutes, consents and other material that Holdings provides to its Board, and, at all times, shall cause Holdings to permit the Representative to attend all meetings of the Board of Holdings as a non-voting observer, except that the Representative may be excluded from access to any material or meeting or portion thereof (a) if the Board of Holdings determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege, or to protect highly confidential non-financial trade secrets or non-financial proprietary information; provided, that, any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege or to protect such trade secrets or such information and not to any other portion thereof, or (b) where the provision of access to such material or meeting could, in the reasonable determination of counsel to the Borrower or Holdings, pose a conflict of interest between Holdings or any of its Affiliates, on the one hand, and the Administrative Agent, the Lenders or any of their respective Affiliates, on the other hand. Upon reasonable notice and at a scheduled meeting of the Board of Holdings or such other time, if any, as the Board of Holdings may determine in its sole discretion, the Representative may address the Board of Holdings with respect to a Lender’s concerns regarding significant business issues facing Holdings, Borrower and their respective Subsidiaries. The Administrative Agent and each Lender agree to cause the Representative to maintain the confidentiality of the information received pursuant to Section 8.15 in accordance with its customary procedures and applicable Law, including federal and state securities laws, except that information may be disclosed (i) to the Administrative Agent, each Lender and their respective Affiliates and limited partners and their respective Related Persons (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to any other Person party hereto, (iii) to the extent required by applicable Laws, (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section 8.15, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement and (vi) to the extent such information becomes publicly available other than as a result of a breach of this Section 8.15.

2.Conditions Precedent. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

(a) receipt by the Agent of counterparts of this Agreement duly executed by the Obligors, the Majority Lenders and the Agent;

(b) the representation and warranty in Section 6(c) of this Agreement shall be true and correct on the date hereof;

(c) certified copies of: (i) the constitutive documents of the Obligors, (ii) resolutions of the Managing Member of the Borrower and the Board (or shareholders, if applicable) of each other Obligor, in each case, authorizing the making and performance by it of the Tenth Amendment and (iii) good standing certificates (or their equivalent) of each Obligor dated as of a recent date; and

(d) a certificate of each Obligor as to the authority, incumbency and specimen signatures of the Responsible Officers who have executed this Amendment and the other Loan Documents on behalf of the Obligors.

3.Expenses. The Obligors agree to reimburse the Agent for all reasonable fees, charges and disbursements of the Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

4.Reaffirmation. Each of the Obligors acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans. Furthermore, the Obligors acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Amended Term Loan Agreement and the other Loan Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Amended Term Loan Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the Obligations of the Obligors thereunder.

5.Release. As a material part of the consideration for the Agent and the Lenders entering into this Agreement, the Obligors agree as follows (this Section 5, the “Release Provision”):

(a)     By their respective signatures below, the Obligors hereby agree that the Agent, the Lenders, each of their respective Affiliates and the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Documents on or prior to the date hereof (collectively, the “Released Claims”). Notwithstanding the foregoing, Released Claims shall not include any claim found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Lender Group’s gross negligence or willful misconduct.

(b)    Each Obligor hereby acknowledges, represents and warrants to the Lender Group that:

(i)    it has read and understands the effect of the Release Provision;

(ii)    it has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision and, if counsel was retained, counsel for such Obligor has read and considered the Release Provision and advised such Obligor with respect to the same;
(iii)    before execution of this Agreement, such Obligor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision;

(iv)    no Obligor is acting in reliance on any representation, understanding, or agreement not expressly set forth herein;

(v)    that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein;

(vi)    it has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person; and

(vii)    the Obligors are the sole owners of the claims released by the Release Provision, and no Obligor has heretofore conveyed or assigned any interest in any such claim to any other Person.

(c)    Each Obligor understands that the Release Provision was a material consideration in the agreement of the Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Agent and the Lenders under the Loan Documents.

6.Miscellaneous.

(a)    The Amended Term Loan Agreement and the Obligations of the Obligors thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement. This Agreement is a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Amended Term Loan Agreement or the other Loan Documents.

(c)    The Obligors represent and warrant to the Agent and the Lenders that:

(i) each Obligor has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement;

(ii) this Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity;

(iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws; and

(iv) (A) the representations and warranties of each Obligor contained in Section 7 of the Amended Term Loan Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Change or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Change or Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.
(d)    Each of the Obligors hereby affirms the Liens created and granted in the Loan Documents in favor of the Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: P3 HEALTH GROUP, LLC

By: /s/ Aric Coffman
Name: Aric Coffman
Title: CEO

SUBSIDIARY GUARANTORS:

P3 HEALTH PARTNERS, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO	P3 HEALTH GROUP MANAGEMENT, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO

P3 HEALTH GROUP CONSULTING, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO	P3 HEALTH PARTNERS-NEVADA, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO

P3 HEALTH PARTNERS-OREGON, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO	P3 HEALTH PARTNERS-FLORIDA, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO

P3 HEALTH PARTNERS ACO, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO	P3 HEALTH PARTNERS-CALIFORNIA, LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO

P3 HEALTH PARTNERS REACH ACO LLC By: /s/ Aric Coffman Name: Aric Coffman Title: CEO

AGENT:                CRG SERVICING LLC

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

LENDERS:                CRG PARTNERS IV L.P.
                    By: CRG PARTNERS IV GP L.P., its general partner
By: CRG PARTNERS IV GP LLC, its general partner

By: /s/ Nathan Hukill
    Name: Nathan Hukill
    Title: Authorized Signatory

CRG PARTNERS IV – PARALLEL FUND “C” (CAYMAN) L.P.
    By: CR GROUP L.P.., its investment advisor

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS IV – CAYMAN LEVERED L.P.
By: CRG PARTNERS IV (CAYMAN) GP L.P., its general partner
By: CRG PARTNERS IV GP LLC, its general partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory